Exhibit 99.1

Brightcove Announces Financial Results for Fourth Quarter and Fiscal Year 2020

BOSTON, MA (February 17, 2021) – Brightcove Inc. (NASDAQ: BCOV) the global leader in video for business, today announced financial results for the fourth quarter and fiscal year ended December 31, 2020.

“Brightcove’s fourth quarter performance was a great finish to an excellent 2020, highlighted by our fastest organic revenue growth quarter in several years and the strongest free cash flow quarter in our history,” said Jeff Ray, Brightcove’s Chief Executive Officer.

Ray added, “2020 was video’s evolutionary moment and its value has never been more apparent. Brightcove is helping drive the proliferation of video, enabling enterprises to better engage with their customers and employees, and empowering content creators to monetize their content globally. Brightcove’s clear market leadership puts Brightcove in a great position to deliver strong, sustainable, and profitable growth for years to come.”

Fourth Quarter 2020 Financial Highlights:

•

Revenue for the fourth quarter of 2020 was $53.7 million, an increase of 13% compared to $47.6 million for the fourth quarter of 2019. Subscription and support revenue was $50.7 million, an increase of 14% compared to $44.6 million for the fourth quarter of 2019.

•

Gross profit for the fourth quarter of 2020 was $34.2 million, representing a gross margin of 64% compared to a gross profit of $28.8 million for the fourth quarter of 2019. Non-GAAP gross profit for the fourth quarter of 2020 was $34.8 million, representing a non-GAAP gross margin of 65%, compared to a non-GAAP gross profit of $29.7 million for the fourth quarter of 2019. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•

Income from operations was $1.6 million for the fourth quarter of 2020, compared to a loss of $6.9 million for the fourth quarter of 2019. Non-GAAP operating income, which excludes stock-based compensation expense, restructuring, the amortization of acquired intangible assets and merger-related expense, was $5.4 million for the fourth quarter of 2020, compared to non-GAAP operating income of $2.2 million during the fourth quarter of 2019.

•

Net income was $2.0 million, or $0.05 per basic and diluted share, for the fourth quarter of 2020. This compares to a net loss of $6.7 million, or a loss of $0.17 per diluted share, for the fourth quarter of 2019. Non-GAAP net income, which excludes stock-based compensation expense, restructuring, the amortization of acquired intangible assets and merger-related expense, was $5.8 million for the fourth quarter of 2020, or $0.14 per diluted share, compared to non-GAAP net income of $2.4 million for the fourth quarter of 2019, or $0.06 per diluted share.

•

Adjusted EBITDA was $6.8 million for the fourth quarter of 2020, compared to adjusted EBITDA of $3.5 million for the fourth quarter of 2019. Adjusted EBITDA excludes stock-based compensation expense, merger-related expense, restructuring, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow provided by operations was $12.4 million for the fourth quarter for 2020, compared to $2.1 million for the fourth quarter of 2019.

•

Free cash flow was $10.9 million after the company invested $1.5 million in capital expenditures and capitalization of internal-use software during the fourth quarter of 2020. Free cash flow was negative $336,000 for the fourth quarter of 2019.

•	Cash and cash equivalents were $37.5 million as of December 31, 2020 compared to $30.3 million as of September 30, 2020.

Full Year 2020 Financial Highlights:

•

Revenue for the full year 2020 was $197.4 million, an increase of 7% compared to $184.5 million for 2019. Subscription and support revenue for 2020 was $187.3 million, an increase of 8% compared to $173.8 million for 2019.

•

Gross profit was $121.3 million for 2020, representing a gross margin of 61%, compared to $109.0 million for 2019. Non-GAAP gross profit was $123.7 million for 2020, representing a non-GAAP gross margin of 63%, compared to $111.9 million for 2019. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•

Loss from operations was $5.3 million for 2020, compared to a loss from operations of $21.1 million for 2019. Non-GAAP income from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and executive severance and restructuring expense, was $15.2 million for 2020, compared to non-GAAP income from operations of $3.6 million for 2019.

•

Net loss was $5.8 million, or $0.15 per diluted share, for 2020. This compares to a net loss of $21.9 million, or $0.58 per diluted share, for 2019. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and executive severance and restructuring expense, was $14.7 million for 2020, or $0.36 per diluted share, compared to non-GAAP net income of $2.8 million for 2019, or $0.07 per diluted share.

•

Adjusted EBITDA was $20.5 million for 2020, compared to an adjusted EBITDA of $8.8 million for 2019. Adjusted EBITDA excludes stock-based compensation expense, merger-related expense, executive severance and restructuring expense, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow provided by operations was $21.3 million for 2020, compared to cash flow from operations of $2.7 million for 2019.

•

Free cash flow was $12.6 million after the company invested $8.7 million in capital expenditures and capitalization of internal-use software during 2020. Free cash flow was negative $4.6 million for 2019.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Fourth Quarter and Recent Highlights:

•

Average annual subscription revenue per premium customer was $97,200 in the fourth quarter of 2020, excluding starter customers who had average annualized revenue of $4,400 per customer. This compares to $83,400 in the comparable period in 2019.

•	Recurring dollar retention rate was 91% in the fourth quarter of 2020, which was in-line with our historical target of the low to mid-90 percent range.

•	Ended the quarter with 3,330 customers, of which 2,279 were premium.

•

New customers and customers who expanded their relationship during the fourth quarter include: BioFire Diagnostics, Keller Williams Realty, DK Rights, Intel Corporation, Rainbow Media Holdings, and Meredith Corporation, among others.

•

Recipient of two Technology and Engineering Emmy® Awards, awarded by the National Academy of Television Arts & Sciences (NATAS) for excellence in engineering innovation. Brightcove’s Context Aware Encoding technology was recognized for excellence and engineering creativity in the Development of Perceptual Metrics for Video Encoding Optimization category. The technology enables customers to distribute videos encoded at high visual quality while minimizing network bandwidth and storage costs.

•

Chosen by South by Southwest® (SXSW®) Conference and Festivals to be the official video partner for the all-digital SXSW Online SXSW EDU Online events. Through Brightcove’s award-winning, highly-scalable, and flexible digital video platform, SXSW Online will span five different channels, emulating iconic SXSW stages from years past, and give attendees the unique ability to switch channels for different content in real-time, one major benefit of at-home streaming.

•

Announced that SEEK, one of the largest and most-established employment marketplace in Australia, is using Brightcove’s video technology to build a stronger brand and create more human connection between job seekers and organizations. Since implementing Brightcove, SEEk has seen a 55% higher brand impact overall across its channels.

•

Announced that Jennifer Smith has joined the company as Chief Marketing Officer (CMO). Smith is an international marketing executive who brings more than 20 years of experience in global technology companies to Brightcove. She is recognized for her leadership skills in go-to-market strategy and has a proven track record of making improvements across product, sales and marketing for public and private companies. Most recently, she served as CMO at Alfresco Software (recently acquired by Hyland), where she led the transformation of the company’s positioning from technology vendor to platform solution provider, managing all aspects of marketing.

Business Outlook

Based on information as of today, February 17, 2021, the Company is issuing the following financial guidance.

First Quarter 2021:

•	Revenue is expected to be in the range of $53.0 million to $54.0 million, including approximately $3.7 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $4.0 million to $5.0 million, which excludes stock-based compensation of approximately $2.0 million, the amortization of acquired intangible assets of approximately $0.8 million and restructuring of approximately $0.3 million.

•

Adjusted EBITDA is expected to be in the range of $5.4 million to $6.4 million, which excludes stock-based compensation of approximately $2.0 million, the amortization of acquired intangible assets of approximately $0.8 million, restructuring of approximately $0.3 million, depreciation expense of approximately $1.4 million and other income/expense and the provision for income taxes of approximately $0.3 million.

•

Non-GAAP net income per diluted share is expected to be $0.09 to $0.11, which excludes stock-based compensation of approximately $2.0 million, the amortization of acquired intangible assets of approximately $0.8 million, restructuring of approximately $0.3 million, and assumes approximately 41.9 million weighted-average shares outstanding.

Full Year 2021:

•	Revenue is expected to be in the range of $211.0 million to $217.0 million, including approximately $12.5 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $20.0 million to $25.0 million, which excludes stock-based compensation of approximately $9.1 million, the amortization of acquired intangible assets of approximately 3.0 million, restructuring of approximately $0.3 million.

•

Adjusted EBITDA is expected to be in the range of $25.5 million to $30.5 million, which excludes stock-based compensation of approximately $9.1 million, the amortization of acquired intangible assets of approximately $3.0 million, restructuring of approximately $0.3 million, depreciation expense of approximately $5.5 million and other income/expense and the provision for income taxes of approximately $1.2 million.

•

Non-GAAP earnings per diluted share is expected to be $0.44 to $0.56, which excludes stock-based compensation of approximately $9.1 million, the amortization of acquired intangible assets of approximately $3.0 million, restructuring of approximately $0.3 million and assumes approximately 42.2 million weighted-average shares outstanding.

Conference Call Information

Brightcove will host a conference call today, February 17, 2021, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 13716183. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

When video is done right, it can have a powerful and lasting effect. Hearts open. Minds change. Creativity thrives. Since 2004, Brightcove has been helping customers discover and experience the incredible power of video through its award-winning technology, empowering organizations in more than 70 countries across the globe to touch audiences in bold and innovative ways.

Brightcove achieves this by developing technologies once thought impossible, providing customer support without parallel or excuses, and leveraging the expertise and resources of a global infrastructure. Video is the world’s most compelling, exciting medium. Visit www.brightcove.com for more information. Video That Means Business.™

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the first fiscal quarter and full year 2021, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the effect of the COVID-19 pandemic, including our business operations, as well as its impact on the general economic and financial market conditions; our ability to retain existing customers and acquire new ones; our history of losses; the timing and successful integration of the Ooyala acquisition; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; keeping up with the rapid technological change required to remain competitive in our industry; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, the amortization of acquired intangible assets, restructuring and merger-related expenses. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, restructuring, depreciation expense, other income/expense, including interest expense and interest income, and the provision for income taxes. Merger-related expenses include fees incurred in connection with an acquisition. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

or

Media:

Brightcove

Meredith Duhaime

mduhaime@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$37,472	$22,759
Accounts receivable, net of allowance	29,305	31,181
Prepaid expenses and other current assets	18,738	11,884

Total current assets	85,515	65,824
Property and equipment, net	15,968	12,086
Operating lease right-of-use asset	8,699	16,912
Intangible assets, net	10,465	13,875
Goodwill	60,902	60,902
Other assets	5,254	3,268

Total assets	$186,803	$172,867

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,456	$9,917
Accrued expenses	25,397	20,925
Operating lease liability	4,346	6,174
Deferred revenue	58,741	49,260

Total current liabilities	98,940	86,276
Operating lease liability, net of current portion	5,498	11,701
Other liabilities	2,763	767

Total liabilities	107,201	98,744
Stockholders’ equity:
Common stock	40	39
Additional paid-in capital	287,059	276,365
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(188)	(785)
Accumulated deficit	(206,438)	(200,625)

Total stockholders’ equity	79,602	74,123

Total liabilities and stockholders’ equity	$186,803	$172,867

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue:
Subscription and support revenue	$50,728	$44,626	$187,341	$173,818
Professional services and other revenue	2,962	2,977	10,012	10,637

Total revenue	53,690	47,603	197,353	184,455
Cost of revenue: (1) (2)
Cost of subscription and support revenue	16,834	16,827	67,124	67,064
Cost of professional services and other revenue	2,624	1,973	8,973	8,405

Total cost of revenue	19,458	18,800	76,097	75,469

Gross profit	34,232	28,803	121,256	108,986

Operating expenses: (1) (2)
Research and development	7,779	9,385	33,978	32,535
Sales and marketing	17,442	14,725	59,812	60,375
General and administrative	7,388	8,207	27,021	25,692
Merger-related	—	3,356	5,768	11,447

Total operating expenses	32,609	35,673	126,579	130,049

Income (loss) from operations	1,623	(6,870)	(5,323)	(21,063)
Other income (expense), net	419	197	128	(280)

Net income (loss) before income taxes	2,042	(6,673)	(5,195)	(21,343)
Provision for income taxes	21	39	618	560

Net income (loss)	$2,021	$(6,712)	$(5,813)	$(21,903)

Net income (loss) per share—basic and diluted
Basic	$0.05	$(0.17)	$(0.15)	$(0.58)
Diluted	0.05	(0.17)	(0.15)	(0.58)

Weighted-average shares—basic and diluted
Basic	39,932	38,891	39,473	38,028
Diluted	41,646	38,891	39,473	38,028

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$140	$342	$592	$683
Cost of professional services and other revenue	81	66	314	289
Research and development	239	589	1,078	1,444
Sales and marketing	699	1,302	3,139	2,713
General and administrative	902	2,456	3,662	4,130

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$335	$495	$1,501	$1,621
Sales and marketing	477	468	1,909	1,584

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended December 31,
	2020	2019
Operating activities
Net loss	$(5,813)	$(21,903)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,695	8,422
Stock-based compensation	8,785	9,259
Provision for reserves on accounts receivable	648	1,137
Changes in assets and liabilities:
Accounts receivable	1,358	(5,537)
Prepaid expenses and other current assets	(6,918)	1,213
Other assets	(1,937)	(758)
Accounts payable	1,014	1,682
Accrued expenses	5,600	6,749
Operating leases	182	(302)
Deferred revenue	9,698	2,746

Net cash provided by operating activities	21,312	2,708

Investing activities
Cash paid for acquisition, net of cash acquired	—	(5,339)
Purchases of property and equipment, net of returns	(2,362)	(1,047)
Capitalization of internal-use software costs	(6,362)	(6,232)

Net cash used in investing activities	(8,724)	(12,618)

Financing activities
Proceeds from exercise of stock options	2,216	3,473
Proceeds from debt	10,000	—
Debt paydown	(10,000)	—
Other financing activities	(631)	(296)

Net cash provided by financing activities	1,585	3,177

Effect of exchange rate changes on cash and cash equivalents	540	186

Net increase (decrease) in cash and cash equivalents	14,713	(6,547)
Cash and cash equivalents at beginning of period	22,759	29,306

Cash and cash equivalents at end of period	$37,472	$22,759

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Income (Loss) From Operations, GAAP Net Income (Loss) and GAAP Net Income (Loss) Per Share to

Non-GAAP Gross Profit, Non-GAAP Income From Operations, Non-GAAP Net Income and Non-GAAP Net Income Per Share

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GROSS PROFIT:
GAAP gross profit	$34,232	$28,803	$121,256	$108,986
Stock-based compensation expense	221	408	906	972
Amortization of acquired intangible assets	335	495	1,501	1,621
Restructuring	—	—	51	292

Non-GAAP gross profit	$34,788	$29,706	$123,714	$111,871

INCOME (LOSS) FROM OPERATIONS:
GAAP income (loss) from operations	$1,623	$(6,870)	$(5,323)	$(21,063)
Stock-based compensation expense	2,061	4,755	8,785	9,259
Amortization of acquired intangible assets	812	963	3,410	3,205
Merger-related	—	3,356	5,768	11,447
Restructuring	873	—	2,583	752

Non-GAAP income from operations	$5,369	$2,204	$15,223	$3,600

NET INCOME (LOSS):
GAAP net income (loss)	$2,021	$(6,712)	$(5,813)	$(21,903)
Stock-based compensation expense	2,061	4,755	8,785	9,259
Amortization of acquired intangible assets	812	963	3,410	3,205
Merger-related	—	3,356	5,768	11,447
Restructuring	873	—	2,583	752

Non-GAAP net income	$5,767	$2,362	$14,733	$2,760

GAAP diluted net income (loss) per share	$0.05	$(0.17)	$(0.15)	$(0.58)

Non-GAAP diluted net income per share	$0.14	$0.06	$0.36	$0.07

Shares used in computing GAAP diluted net income (loss) per share	39,932	38,891	39,473	37,739
Shares used in computing Non-GAAP diluted net income per share	41,646	39,691	40,449	39,104

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net income (loss)	$2,021	$(6,712)	$(5,813)	$(21,903)
Other expense, net	(419)	(197)	(128)	280
Provision for income taxes	21	39	618	560
Depreciation and amortization	2,199	2,272	8,695	8,422
Stock-based compensation expense	2,061	4,755	8,785	9,259
Merger-related	—	3,356	5,768	11,447
Restructuring	873	—	2,583	752

Adjusted EBITDA	$6,756	$3,513	$20,508	$8,817